UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2015

DELTA AIR LINES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-05424	58-0218548
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 20706, Atlanta, Georgia 30320-6001

(Address of principal executive offices)

Registrant’s telephone number, including area code: (404) 715-2600

Registrant’s Web site address: www.delta.com

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Stockholders of Delta Air Lines, Inc. (the “Company”) held on June 25, 2015, four proposals were voted upon by the Company’s stockholders. The proposals are described in detail in the Company’s definitive proxy statement filed on April 30, 2015. A brief description of the proposals and the final results of the votes for each matter follows:

1.           The stockholders elected all sixteen director nominees to serve as members of the Company’s board of directors until the Company’s 2016 Annual Meeting of Stockholders:

Nominee	For	Against	Abstain	Broker Non-Votes
Richard H. Anderson	606,435,212	1,645,560	988,605	90,968,061
Edward H. Bastian	605,566,049	2,487,572	1,015,756	90,968,061
Francis S. Blake	606,350,269	1,675,381	1,043,727	90,968,061
Roy J. Bostock	605,803,420	2,213,072	1,052,885	90,968,061
John S. Brinzo	605,752,159	2,254,488	1,062,730	90,968,061
Daniel A. Carp	606,207,771	1,800,252	1,061,354	90,968,061
David G. DeWalt	601,223,681	6,794,600	1,051,096	90,968,061
Thomas E. Donilon	606,260,097	1,739,644	1,069,636	90,968,061
William H. Easter III	606,260,490	1,755,867	1,053,020	90,968,061
Mickey P. Foret	605,654,499	2,350,748	1,064,130	90,968,061
Shirley C. Franklin	606,475,337	1,536,915	1,057,125	90,968,061
David R. Goode	600,679,236	7,332,115	1,058,026	90,968,061
George N. Mattson	606,253,646	1,750,248	1,065,483	90,968,061
Douglas R. Ralph	605,224,208	2,778,409	1,066,760	90,968,061
Sergio A.L. Rial	606,241,064	1,758,085	1,070,228	90,968,061
Kenneth B. Woodrow	606,111,500	1,903,949	1,053,928	90,968,061

2.         The stockholders approved the advisory vote on executive compensation:

For	Against	Abstain	Broker Non-Votes
593,820,039	14,011,000	1,238,338	90,968,061

3.          The stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent auditors for 2015:

For	Against	Abstain	Broker Non-Votes
690,136,869	8,677,380	1,223,189	0

4.          The stockholders did not approve the adoption of a stockholder proposal regarding an executive stock retention requirement:

For	Against	Abstain	Broker Non-Votes
145,747,024	460,912,488	2,409,865	90,968,061

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELTA AIR LINES, INC.

By:	/s/ Richard B. Hirst
Richard B. Hirst Executive Vice President & Chief Legal Officer

Date:  June 25, 2015